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                                                             Exhibit 4.1


                             UNION PLAN PERFORMANCE

                                                                                       AVERAGE ANNUAL TOTAL
                                                                                           RETURNS AS OF
                                                            YTD                            JULY 31, 2003
                                                          RETURNS                      --------------------
                               FUND       EXPENSE          AS OF             1             3              5          10
FUND NAME                     NUMBER       RATIO       AUG. 18, 2003       YEAR          YEAR           YEAR        YEAR
---------                     ------      -------     ---------------     ------        ------         ------      ------
Amer Funds New Persp A*         2777       0.82%           13.53%         13.45%        -7.02%          4.11%      11.03%
Enesco Group, Inc.*             2408         --             7.21%          3.78%         5.74%            --          --
Extended Mkt Index Inv            98       0.26%           23.92%         21.53%        -7.50%          2.09%       9.20%
International Growth Inv          81       0.67%           14.31%          6.80%       -11.75%         -2.79%       5.39%
Morgan Growth Fund Inv            26       0.48%           18.57%         16.50%       -12.11%         -0.19%       9.83%
Prime Money Mkt Fund              30       0.33%            0.61%          1.18%         3.03%          3.96%       4.48%
Total Bond Mkt Index Inv          84       0.22%            0.68%          5.19%         7.79%          6.32%       6.52%
Total Stock Mkt Idx Inv           85       0.20%           16.61%         12.54%        -9.29%         -0.33%       9.69%
U.S. Growth Fund Investor         23       0.50%           14.84%          9.03%       -26.98%        -11.06%       5.10%
Wellington Fund Inv               21       0.36%            9.45%          7.24%         4.87%          4.75%      10.36%
Windsor II Fund Inv               73       0.42%           13.87%          9.34%         1.56%          0.88%      10.59%


* YTD return as of Jul 31, 2003, and annual returns as of Jul 31, 2003. Except for funds with *, all are Vanguard funds.